Exhibit 99.1

Semtech Corporation Announces Maheswaran Retirement

CAMARILLO, Calif., March 16, 2023 – Semtech Corporation (Nasdaq: SMTC), a high-performance semiconductor, IoT systems and service provider, today announced that Mohan Maheswaran intends to retire from his role as Semtech’s president and chief executive officer after having served in such capacity for 17 years. Mr. Maheswaran has committed to providing 18 months of transition support to the company – continuing in his role as chief executive officer until a to-be-determined date as the company conducts a search for a new chief executive officer, and then continuing in a consulting role with the company for the balance of the 18 months. Mr. Maheswaran is expected to remain a member of Semtech’s board of directors until his retirement as Semtech’s president and chief executive officer.

Mr. Maheswaran was appointed Semtech’s chief executive officer in 2006 and has grown the company from approximately $200 million to over $1 billion in annual net revenues while also delivering record gross margin, record operating margin and record earnings through many semiconductor industry cycles. During his tenure as president and chief executive officer, Semtech completed numerous acquisitions, including the most recent acquisition of Sierra Wireless.

“The past 17 years at Semtech have been an incredible journey for me, and I am extremely proud of the numerous accomplishments over that time. We have built a strong company and team with a dynamic, innovative culture and with a portfolio of best-in-class growth engines in some of the most exciting growth markets in the industry. Semtech has now transformed itself, and, as we approach the next phase of growth, the time has come for me to retire and create a smooth transition to our next leader,” said Mr. Maheswaran. “I want to thank all of Semtech’s stockholders, customers, employees, and stakeholders who have enabled Semtech to become such a great company during my tenure.”

“Throughout his 17 years of exceptional leadership, Mohan has been a powerful and transformational CEO for Semtech, navigating the company through numerous challenges over the years, including geopolitical, COVID and other macro-related events, while leading the company through each phase of growth, “ said Rock Hankin, Semtech’s chairman of the board. “We are grateful that he will remain with Semtech during our search for a new chief executive officer. On behalf of the Semtech board and Semtech’s past and present stockholders and employees, I thank Mohan for his dedication to excellence over the years leading Semtech.”

About Semtech

Semtech Corporation (Nasdaq: SMTC) is a high-performance semiconductor, IoT systems and Cloud connectivity service provider dedicated to delivering high quality technology solutions that enable a smarter, more connected and sustainable planet. Our global teams are dedicated to empowering solution architects and application developers to develop breakthrough products for the infrastructure, industrial and consumer markets. To learn more about Semtech technology, visit us at Semtech.com or follow us on LinkedIn or Twitter.

Press Contact

Shannon Love

Semtech Corporation

602-575-9045

slove@semtech.com

Investor Contact

Anojja Shah

Semtech Corporation

630-390-6413

anojja.shah@semtech.com

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended (“forward-looking statements”), and is based on management’s current expectations, estimates and projections regarding future events. Forward-looking statements are statements other than historical information or statements of current condition and, as used in this press release, relate to matters such as, among others, Semtech’s ability to grow its business, extend its innovation leadership, optimize its product portfolio and position itself for long-term success. Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” or “projections,” or other similar expressions also constitute forward-looking statements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results and events to differ materially from those expressed or implied by such forward-looking statements. Certain of these risk factors and others are included in documents Semtech files with the Securities and Exchange Commission, including but not limited to, Semtech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) (www.sec.gov) on March 16, 2022, as such risk factors may be updated, amended or superseded from time to time by subsequent reports that Semtech files with the SEC. In addition, these forward-looking statements are subject to factors and uncertainties related to Semtech’s chief executive officer transition, including disruptions and uncertainties related thereto, the potential impact on the Semtech’s business and future strategic direction resulting from the chief executive officer transition, and Semtech’s ability to retain other key members of senior management. Other unknown or unpredictable factors also could have material adverse effects on Semtech’s future results. These forward-looking statements are made only as of the date of this press release and Semtech cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Semtech assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

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